EXHIBIT 10.22

RESCISSION, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Between

Hollywood Rivera Studio, LLC

HRS Mobile, LLC

Members of Hollywood Rivera Studio, LLC and HRS Mobile, LLC

And

TPT Global Tech, Inc.

Dated

March 28, 2018

RESCISSION, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Rescission Settlement Agreement and Mutual Release ("Agreement") is entered into by and among Hollywood Rivera Studio LLC and HRS Mobile LLC ("HRS" collectively), Members of Hollywood Rivera Studio LLC and HRS Mobile LLC ("MEMLLC" collectively), on the one hand, and TPT Global Tech, Inc. ("TPT"), on the other (all are the "Parties").

FACTUAL BACKGROUND/RECITALS

A. On or about November 1, 2017, HRS and MEMLLC, and TPT, executed an Acquisition and Purchase Agreement ("Purchase Agreement") for the purpose, among other things, of effectuating an acquisition of HRS by TPT.

B. On or about February 9, HRS and MEMLLC, and TPT, executed Amendment #1 to the Purchase Agreement ("Amendment 1") for the purpose, among other things, of (i) confirming the termination of the Purchase Agreement with respect to HRS Mobile LLC and the Members of HRS Mobile, and (ii) amending the Purchase Agreement with respect to Hollywood Rivera Studio LLC and the Members of Hollywood Rivera Studio LLC.

B. Disputes have arisen between the Parties concerning the terms of the Purchase Agreement and Amendment 1, including whether all the terms remain performable.

C. The Parties have agreed to rescind the entire Purchase Agreement (as amended by Amendment 1) under the terms hereof.

D. This Agreement compromises, settles, and otherwise resolves all claims and potential claims between the Parties arising from or relating to the Purchase Agreement, on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, it is agreed by and between the Parties hereto that:

1. Rescission. The Parties hereby rescind the Purchase Agreement in its entirety. Attached is (a) the unanimous consent of TPT Board of Directors approving this Agreement and the associated rescission of the Purchase Agreement ("TPT Consent"); and (b) the unanimous consent of the Members of HRS Mobile and Hollywood Rivera Studio LLC approving this Agreement and the associated rescission of the Purchase Agreement ("HRS Consents").

2. Return of TPT Stock and Hollywood Rivera Studio LLC Membership Interests.

(a) Each of the MEMLLC hereby returns to TPT all the shares of TPT Stock each received from TPT under the Purchase Agreement free and clear of all liens and encumbrances whatsoever ("TPT Stock"). To the extent any of the TPT Stock was certificated or otherwise delivered to MEMLLC in a tangible manner, MEMLLC shall

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immediately return to TPT all such certificates or other tangible indicia of ownership properly endorsed for transfer.

(b) TPT hereby returns to each of the Members of Hollywood Rivera Studio LLC all the Membership Interests in Hollywood Rivera Studio LLC free and clear of all liens and encumbrances whatsoever ("HRS Membership Interests").

3. Representations and Warranties of TPT. TPT represents and warrants, for itself and for no other Party, as follows: (a) all action on the part of TPT necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations hereunder shall have been taken, including obtaining any authorization, consent or approval of any other party; and this Agreement, assuming due execution by the parties hereto, will constitute valid and legally binding obligations of TPT, enforceable in accordance with its terms; (b) TPT's authorization, execution, and delivery of this Agreement and the performance of all obligations hereunder: (i) is not a violation or default of any provision of any applicable articles, operating agreement, governing document, or any other contract or agreement of TPT; (ii) is not a violation of any federal, state, or local statute, rule, or governmental regulation; (c) there are no actions, suits, proceedings, or investigations pending or, to the best of TPT's knowledge, threatened before any court, administrative agency, or other governmental body against TPT or any other Party which does or would question the validity of this Agreement or the right of TPT to enter into it, or to consummate the transactions contemplated hereby or thereby; (d) the HRS Membership Interests are free and clear of any liens or other obligations, and TPT has not transferred, assigned, encumbered, or conveyed any interest in the HRS Membership Interests and is not party to any agreement or the subject of any obligation to do so or that is or any other way would be in conflict with TPT's obligations under this Agreement.

4. Representations and Warranties of HRS. HRS represents and warrants, for itself and for no other Party, as follows: (a) all action on the part of HRS necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations hereunder shall have been taken, including obtaining any authorization, consent or approval of any other party; and this Agreement, assuming due execution by the parties hereto, will constitute valid and legally binding obligations of HRS, enforceable in accordance with its terms; (b) HRS's authorization, execution, and delivery of this Agreement and the performance of all obligations hereunder: (i) is not a violation or default of any provision of any applicable articles, operating agreement, governing document, or any other contract or agreement of HRS; (ii) is not a violation of any federal, state, or local statute, rule, or governmental regulation; (c) there are no actions, suits, proceedings, or investigations pending or, to the best of HTS's knowledge, threatened before any court, administrative agency, or other governmental body against HRS or any other Party which does or would question the validity of this Agreement or the right of HRS to enter into it, or to consummate the transactions contemplated hereby or thereby; (d) to the best of HRS' knowledge, the TPT Stock is free and clear of any liens or other obligations, and none of the MEMLLC has transferred, assigned, encumbered, or conveyed any interest in the TPT Stock and is not party to any agreement or the subject of any obligation to do so or that is or any other way would be in conflict with the obligations of HRS or MEMLLC under this Agreement.

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5. Confidentiality and Non-Solicitation.

(a) The Parties acknowledge and agree that, in connection with this transaction and previously, Parties have been provided with and/or have access to certain confidential and proprietary sensitive business information of the Company (hereafter collectively referred to as "Confidential Information"). The Parties hereby acknowledge and agree that all such Confidential Information shall be and remain the Company's sole and exclusive property and the Parties covenant and agree to, at all times during the term hereof and thereafter: (i) utilize such Confidential Information solely in connection with this transaction, and not, under any circumstances, utilize such Confidential Information, directly or indirectly, for any other purpose; (ii) treat, and cause Members' agents, employees and representatives to treat, all such Confidential Information as confidential and proprietary sensitive business information and as trade secrets of the Company; and (iii) not, unless compelled by legal process, except with the Company's prior written consent, divulge, disclose or otherwise make any Confidential Information available to third parties.

(b) TPT shall not solicit any clients of HRS for a two year period hereafter.

6. Time is of the Essence. Time is of the essence under this Agreement.

7. Parties to Bear Their Own Fees and Costs. Except as otherwise set forth herein, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

8. Denial of Wrongdoing or Liability. This Agreement is entered into solely for purpose of effectuating a compromise, settlement, and release. Accordingly, except as set forth herein, each party acknowledges that the others have admitted no fault, wrongdoing, liability, or obligation. In fact, each party expressly denies such fault, wrongdoing, liability, or obligation.

9. Intent to Settle All Claims. On the terms set forth herein, the Parties desire to fully and finally compromise, settle, and otherwise terminate all claims between each of them, their attorneys, agents, shareholders, interest holders, officers, and directors, arising from or relating to the Agreement, or the subject matters referenced in this Rescission, Settlement Agreement and Mutual Release, including TPT, and the Acquisition and Purchase Agreement with TPT as modified.

10. Mutual Release. Subject to the performance of the deliveries required hereby, the Parties hereby mutually release, discharge, and hold harmless one another (as well as their respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees) from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to this Agreement and/or the Purchase Agreement.

11. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

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12. Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Agreement. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party. Without limiting the foregoing, Each party expressly acknowledges it is familiar with and expressly waives and relinquishes every right or benefit it has or may have under the provisions of Section 1542 of the Civil Code of California, which reads as follows:

> *"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."*

13. Indemnification. Each Party agrees severally and not jointly to indemnify, defend and hold harmless each of the other Parties from and against any and all claims, suits, losses, liabilities, costs, damages, expenses, including reasonable attorneys' fees and costs, and including from any threatened, pending, or completed action, suit, or proceeding, arising, directly or indirectly, out of or resulting from: (i) any breach of a material obligation or material inaccuracy of any representation or warranty by such Party, or any associated omission to represent or state facts made by such Party; or (ii) the failure by such Party to perform its respective obligations under this Agreement.

14. Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

15. Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

16. Opportunity to Consult with Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement and in connection with their execution of this Agreement.

17. Entire Integrated Agreement. This Agreement is fully integrated, containing the entire agreement and understanding between the Parties (regarding the subject matter hereof), superceding and replacing all prior negotiations and proposed agreements, written or oral.

18. No Representations. The Parties acknowledge that no party, nor agent, nor attorney of any party has made any promise or representation whatsoever, express or implied, concerning the subject matter of this Agreement (or to induce the execution of this Agreement) which is not expressly set forth herein. It is further acknowledged that no party to this Agreement has relied upon any representation made by any other party regarding any aspect of the other's

claims, including but not limited to the nature, extent, or duration of any damages suffered, or the legal liability therefor.

19. Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

20. Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

21. No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

22. Choice of Law/Forum. This Agreement shall be governed by, construed and enforced in accordance with California law, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by California law. The exclusive venue for any action pertaining to this Agreement is the Los Angeles County Court system, unless both Parties to this agreement agree in writing otherwise.

23. Attorney Fees. In the event of any dispute, lawsuit, action or other proceeding arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed or remedies provided, its attorney's fees and costs and expert witness fees and costs, and costs incurred in litigating or otherwise settling or resolving such dispute, whether or not an action is brought or prosecuted to judgment.

24. Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

25. Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

26. Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

27. Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

IN WITNESS WHEREOF, the undersigned execute this Settlement Agreement and Mutual Release, thereby agreeing to abide by the terms hereof.

[signatures on next page]

SI

TPT GLOBAL TECH, INC.

By: [signature]
Its: CEO

Dated this 24 day of March, 2018

HOLLYWOOD RIVERA STUDIO LLC AND HRS MOBILE LLC

By: [signature]
Its: MANAGING MEMBER

Dated this 28 day of MARCH, 2018